Exhibit 99.1

Paulson Capital and Variation Biotechnologies Enter into Merger Agreement

PORTLAND, Ore., May 8, 2014 -- Paulson Capital (Delaware) Corp., a publicly traded Delaware corporation (NASDAQ: PLCC) (“Paulson”), and privately owned Variation Biotechnologies (US), Inc., a Delaware corporation (“VBI”), announced today that they have signed a definitive merger agreement. Under the agreement, VBI will become the operating subsidiary of Paulson and VBI’s pre-merger stockholders will acquire shares of Paulson Common Stock that will represent approximately 59% of the outstanding voting power of Paulson capital stock upon consummation of the transactions contemplated by the merger agreement, including a concurrent private placement of Paulson Common Stock with gross proceeds of at least $11,000,000 to certain institutional stockholders of VBI and an additional institutional investor that has been identified.

Upon completion of the merger, Paulson will be renamed VBI Vaccines, Inc. and, if NASDAQ approves VBI’s initial listing application in connection with the merger, Paulson Common Stock will continue to trade on The NASDAQ Capital Market after the merger.

Upon the merger, Jeff Baxter, President and Chief Executive Officer of VBI, will be appointed as the President and Chief Executive Officer of Paulson (to be renamed VBI Vaccines, Inc.) and the company will be headquartered in Cambridge, Massachusetts, with research and development facilities in Ontario, Canada. "A merger with Paulson provides a strong financial foundation with enhanced access to capital to further VBI’s mission of innovative vaccine formulation, development, and delivery of safe and effective prophylactic and therapeutic vaccines," Mr. Baxter said. "This transaction represents an excellent opportunity to progress our eVLP platform and lead CMV candidate into clinical development and to meet our long-term growth objectives through the acquisition of novel and innovative platforms and clinical assets."

Trent D. Davis, President of Paulson, said, "We are very pleased to announce that we have reached an agreement to merge with VBI. VBI has world class leadership and a scientific team with a proven track record developing products that address critical unmet medical needs.”

Mr. Davis added, "After we sold our brokerage business in May 2012, and in view of the contemplated retirement of our founder and Chairman, Chester Paulson, which became effective at the end of last year, our Board has been exploring a variety of options including changes to our operating subsidiary's ownership structure and its investment banking operations. As part of this new strategy, our Board has decided to pursue a merger with VBI, which we believe will create more value for our stockholders over the long term than Paulson could otherwise achieve as an independent, stand-alone company. Upon consummation of the merger, we intend to form an irrevocable liquidating trust for the benefit of certain legacy shareholders who were holders of record of our stock on October 11, 2013, as previously announced in our public filings. The trust will hold the non-operating assets of our current operating subsidiary, Paulson Investment Company, Inc., which will be liquidated and distributed to the legacy shareholders over time."

The merger has been approved by the Boards of Directors of both companies and by the requisite majority of VBI’s stockholders and is subject to certain conditions, including NASDAQ approval of an initial listing of the merged entity's Common Stock on NASDAQ on a post-merger basis, the execution of documentation whereby Paulson's ownership in Paulson Investment Company, Inc. (“PIC”) will be diluted to 0.01%, FINRA approval of a change in the equity control of PIC resulting from the merger and the restructuring of the ownership of PIC, the closing of the $5.25 million investment in Paulson that has been held in escrow since July 2013, approval of the merger by Paulson's stockholders and other customary closing conditions.

Holland & Knight LLP is serving as counsel to Paulson in the transaction, and Richardson & Patel LLP is acting as counsel to VBI.

This communication is being made with respect to the proposed merger transaction involving VBI and Paulson. Paulson will file with the SEC a current report on Form 8-K, which includes the merger agreement and related documents. In addition, Paulson will file a preliminary proxy statement with the SEC in connection with the transaction and will mail the final proxy statement to Paulson stockholders of record at the record date for the special meeting of the stockholders to be held to provide requisite stockholder approvals relating to the proposed transaction. The proxy statement contains information about VBI, Paulson, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and proxy card by mail, Paulson stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Paulson, without charge, from the SEC's Web site (http://www.sec.gov) or, without charge, by contacting Kellie Davis at Paulson at (503) 243-6000. This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Paulson. Paulson and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Paulson's stockholders with respect to the matters relating to the proposed merger. VBI may also be deemed a participant in such solicitation. Information about Paulson’s executive officers and directors is available in Paulson's Annual Report on Form 10-K for the year ended December 31, 2013. Information regarding any interest that VBI or any of the executive officers or directors of VBI may have in the transaction with Paulson will be set forth in the proxy statement when it becomes available.

About VBI

              VBI is a privately held company dedicated to the innovative formulation, development and delivery of safe and effective vaccines that expand and enhance vaccine protection in both established and emerging markets.  VBI’s innovative approach to vaccine development and its growing pipeline of vaccine programs address significant market opportunities and are designed to answer critical unmet medical needs.  For more information on VBI, please visit its Web site at http://www.vbivaccines.com.

About Paulson

             Paulson Capital (Delaware) Corp. is a holding company founded in 1970 whose operating subsidiary, PIC, is a boutique investment banking firm through which substantially all of Paulson’s business has been conducted.  PIC has served as a regional, full-service investment bank, underwriter and placement agent for small-cap and emerging growth issuers.   PIC currently maintains offices in Portland, San Francisco, and New York. Paulson's shares trade on The NASDAQ Capital Market under the symbol PLCC. For more information on Paulson, please visit its Web site at http://www.paulsoninvestment.com.

Forward-Looking Statement Disclosure

This press release contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of Paulson and VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) there may be regulatory or litigation obstacles to completing the merger, or stockholders of Paulson  may not approve the merger, (b) The NASDAQ Capital Market may not accept the shares of the merged company for listing, (c) potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, (d) VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, (e) VBI may not be able to obtain anticipated funding for their development projects or other needed funding, and (f) VBI may not be able to secure or enforce adequate legal protection, including patent protection, for their products.

More detailed information about Paulson and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in Paulson's filings with the Securities and Exchange Commission.  Paulson urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from Paulson. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Paulson undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Paulson:

Trent Davis, President – 503 243 6000

VBI:

Jeff Baxter, President and CEO – 617 830 3031 x125 or

Egidio Nascimento, CFO - 613 749 4200 x123